Exhibit 99.1

Capital Bancorp, Inc. and Integrated Financial Holdings, Inc. Complete Merger

Combination Further Diversifies CBNK with a Niche C&I Business that is Capital Efficient,
 High-Return and Generates Meaningful Fee Income

Rockville, MD – Capital Bancorp, Inc. ("CBNK” or “Capital") (NASDAQ: CBNK) today announced the completion of its previously announced merger with Integrated Financial Holdings, Inc. (“IFHI”) (OTCQX: IFHI). At the effective time of the merger, IFHI merged with and into Capital, with Capital continuing as the surviving corporation. The transaction is expected to create a best-in-class nationwide leader in government guaranteed lending across both U.S. Department of Agriculture (“USDA”) and U.S. Small Business Administration (“SBA”) lending. The transaction will also create opportunities to scale Windsor Advantage, one of the nation’s largest SBA Lender Service Providers, which currently services approximately $2.5 billion in loans across SBA and USDA.

Pursuant to the terms of the Merger Agreement, each holder of IFHI’s common stock, par value $1.00 per share (“IFHI Common Stock”) was converted into the right to receive (a) 1.115 shares of common stock of Capital (“Capital Common Stock”); and (b) $5.36 in cash per share of IFHI Common Stock, in addition to cash in lieu of fractional shares. Each share of IFHI Common Stock subject to vesting, repurchase or other lapse restriction that was unvested or contingent and outstanding immediately prior to the effective time fully vested and was cancelled and converted automatically into the right to receive merger consideration in respect of each such share of IFHI Common Stock underlying such restricted stock award. In addition, each stock option granted by IFHI to purchase shares of IFHI Common Stock, whether vested or unvested, outstanding immediately prior to the effective time, was assumed by Capital and converted into an equivalent option to purchase Capital Common Stock, with the same terms and conditions as applied to the IFHI stock option.

Continuing to Build a Diversified Commercial Bank and a Nationwide Leader in Government Guaranteed Lending

The pro forma organization will have approximately $3 billion in assets, robust pro forma capital ratios and strong pro forma capital generation, allowing it to participate in the substantial lending opportunities that exist within the fast-growing renewable energy industry. Pro forma, approximately 70% of Capital’s net income will be from commercial banking with approximately 38% of Capital’s loan portfolio consisting of C&I and owner-occupied commercial real estate loans. Approximately 20% of the pro forma revenue is generated from fee revenue, further diversifying Capital’s revenue stream.

“This transaction adds additional lines of business to Capital Bank where we believe we can create substantial value and serve large, growing national markets. We continue to build a highly diversified business model that we believe will generate best-in-class returns for our shareholders” said Ed Barry, Chief Executive Officer of Capital Bank.

Marc McConnell Appointed to the Board of Directors of Capital Bancorp, Inc. and Capital Bank, N.A.

In connection with completion of the Merger, Marc McConnell will join the Board of Directors of Capital Bancorp, Inc. and Capital Bank, N.A. Mr. McConnell has served as Chairman of the IFHI board of directors since August 2020 and as Chairman of West Town Bank’s board of directors since June 2009.

“I am thrilled to join the board of Capital and look forward to working with management and the board to continue building a high performing diversified commercial bank. I believe this transaction will create substantial benefits for IFH’s legacy business and I am excited to work with Capital to unlock those benefits,” said Mr. McConnell.

Additional Key IFHI Executives Joining Capital

A. Riddick Skinner, EVP of Government Lending at IFHI will join Capital Bank as Head of Government Guaranteed Lending. Melissa Marsal, EVP and Chief Operating Officer of IFHI, will join Capital Bank as Head of Commercial Bank Operations. Mike Breckheimer will continue to lead Windsor.

Advisors

Stephens Inc. served as financial advisor and Squire Patton Boggs (US) LLP served as legal advisor to CBNK. Raymond James & Associates, Inc. served as financial advisor and Wyrick Robbins Yates & Ponton LLP served as legal advisor to IFHI.

ABOUT CAPITAL BANCORP, INC.

Capital Bancorp, Inc., Rockville, Maryland is a registered bank holding company incorporated under the laws of Maryland. Capital Bancorp has been providing financial services since 1999 and now operates bank branches in six locations including Washington D.C., Reston, VA, Ft. Lauderdale, FL, Rockville, MD, Columbia, MD and N. Riverside, IL. Capital Bancorp had assets of approximately $2.4 billion at June 30, 2024 and its common stock is traded in the NASDAQ Global Market under the symbol “CBNK.” More information can be found at the Company's website www.CapitalBankMD.com under its investor relations page.

Forward-Looking Statements

This Press Release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to Capital’s and IFHI’s beliefs, goals, intentions, and expectations regarding the merger, including the anticipated financial results of the merger, and other statements that are not historical facts.

Forward‐looking statements are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “should,” “will,” and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time. These forward-looking statements include, without limitation, those relating to the terms, timing and impact of the merger.

Additionally, forward‐looking statements speak only as of the date they are made. Capital and IFHI do not assume any duty, and do not undertake, to update such forward‐looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise, except as required by law. Furthermore, because forward‐looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those indicated in such forward-looking statements as a result of a variety of factors, many of which are beyond the control of Capital and IFHI. Such statements are based upon the current beliefs and expectations of the management of Capital and IFHI and are subject to significant risks and uncertainties outside of the control of the parties. Caution should be exercised against placing undue reliance on forward-looking statements. The factors that could cause actual results to differ materially include, but are not limited to, the following: the possibility that any of the anticipated benefits of the merger will not be realized or will not be realized within the expected time period; the risk that integration of IFHI’s operations with those of Capital will be materially delayed or will be more costly or difficult than expected; the challenges of integrating and retaining key employees; the effect of the consummation of the merger on  Capital’s customer relationships and operating results; the possibility that the merger may result in more expense than anticipated, including as a result of unexpected factors or events;  the outcome of any legal proceedings that may be instituted against Capital or IFHI; the ability of Capital and IFHI to meet expectations regarding the accounting and tax treatments of the merger; the risk that any announcements relating to the merger could have adverse effects on the market price of the common stock of Capital; effects of the completion of the merger on the ability of IFHI and Capital to retain customers and retain and hire key personnel and maintain relationships with their suppliers, and on their operating results and businesses generally; risks related to the potential impact of general economic, political and market factors on the companies or the merger and other factors that may affect future results of IFHI and Capital; and the other factors discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Capital’s Annual Report on Form 10‐K for the year ended December 31, 2023 and in other reports Capital files with the U.S. Securities and Exchange Commission.